UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CommScope Holding Company, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on May 2, 2014. The matters that were voted upon at the 2014 Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

At the Meeting, the stockholders elected three Class I directors, each for a term expiring at the Company’s 2017 Annual Meeting of Stockholders, and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014. In addition, stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for 2013, and recommended holding stockholder advisory votes on executive compensation every year.

(1)	Election of Class I Directors:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Frank M. Drendel	167,085,169	15,376,423	1,020,059
Marco De Benedetti	167,048,638	15,412,954	1,020,059
Peter J. Clare	167,047,438	15,414,154	1,020,059

	Votes For	Votes Against	Abstentions	Broker Non-Votes
(2) Advisory (non-binding) approval of the compensation of the Company’s named executive officers:	167,102,278	15,355,073	4,241	1,020,059

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
(3) Advisory (non-binding) vote on the frequency of holding stockholder advisory votes on executive compensation:	178,331,434	4,450	4,102,114	23,594	1,020,059

	Votes For	Votes Against	Abstentions
(4) Ratification of Independent Registered Public Accounting Firm for 2014:	183,375,857	103,378	2,416

On May 2, 2014, the Company issued a press release announcing the results of the Meeting. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Exhibits

(d) EXHIBITS

99.1 Press Release of CommScope Holding Company, Inc. dated May 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2014

COMMSCOPE HOLDING COMPANY, INC.

By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Item

99.1	Press Release of CommScope Holding Company, Inc. dated May 2, 2014.